Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my January 29, 2014 Report of Independent Registered Public Accounting Firm which was restated November 5, 2014 and referenced in Note 11, relating to the consolidated financial statements of Legendary Ventures, Inc. for the years ended December 31, 2013 and 2012, which are incorporated in this Registration Statement form S-1.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

January 28, 2015